Exhibit 10.4

SMITH MICRO SOFTWARE, INC.

SECURED PROMISSORY NOTE

Issuance Date: August 24, 2017Principal: $75,000

FOR VALUE RECEIVED, SMITH MICRO SOFTWARE, INC., a Delaware corporation (“Payor”), promises to pay to the order of ANDREW ARNO, or their assigns (collectively, “Holder”), the principal sum of seventy-five thousand Dollars $75,000 (“principal”) with interest on the outstanding principal amount at the rate of twelve percent (12%) per annum (“interest”) (computed by applying a daily rate equal to 1/365 of the per annum rate to the number of actual calendar days elapsed) or, if less, at the highest rate of interest then permitted under applicable law.  Interest shall commence with the date hereof and shall continue on the outstanding principal balance until paid in accordance with the provisions hereof.

1.	Note. This Secured Promissory Note (this “Note”) is being issued by Payor to document a term loan for $75,000 made by Holder to Payor on the issuance date hereof.
2.

Maturity.  Unless sooner paid in accordance with the terms hereof, the entire unpaid balance of principal and all unpaid accrued interest under this Note shall become fully due and payable on January 31, 2018 (the “Maturity Date”).  All or any portion of the principal and interest may be prepaid at any time or times prior to the Maturity Date at the option of Payor.

3.	Payments.

(a)Form of Payment.  All payments of principal and interest shall be in lawful money of the United States of America to Holder, by wire transfer of immediately available funds to a bank account designated in writing by Holder.   All cash payments shall be applied first to accrued and unpaid interest, and thereafter to principal.

(b)Payment of Interest.  The interest shall accrue and be payable in full on the Maturity Date.  No additional interest shall accrue or be earned on the accrued portion of the interest.

(c)Acceleration.  In the event any of the following events occurs (each, an “Acceleration Event”), Holder may, by written notice to Payor, declare all or a portion of the outstanding balance of unpaid principal and interest owed to Holder under this Note due and payable at such time and Payor shall promptly pay such amount, provided, however, that upon the occurrence of any event described in subsections (i) or (ii) of this Section 3(c), the entire outstanding balance of unpaid principal and interest under this Note shall be automatically due and payable at such time without presentment, demand, protest or notice of any kind, all of which are expressly waived by Payor:

(i)Payor becomes insolvent or admits in writing its inability to pay its debts as they mature, makes an assignment for the benefit of creditors, or applies for or consents to the appointment of a receiver, trustee, or similar officer for it or for all or any substantial part of its property or business, or such receiver, trustee or similar officer is appointed, and such appointment shall continue undischarged for a period of 10 days after such appointment;

Exhibit 10.4

(ii)any bankruptcy, insolvency, reorganization or liquidation proceeding or other proceeding for relief under any bankruptcy law or any law for the relief of debtors is instituted by or against Payor and is not discharged within 10 days after such institution, or Payor or all or any material part of its business is in the process of dissolution, liquidation, windup or termination whether pursuant to the terms of any agreement, court order, or otherwise; or

(iii)there is a sale, transfer or other disposition of all or substantially all of Payor’s assets in one transaction or series of related transactions.

4.

Lost, Stolen, Destroyed or Mutilated Note.  In case this Note shall be mutilated, lost, stolen or destroyed, Payor shall issue a new Note of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of any mutilated Note, or in lieu of any Note lost, stolen or destroyed, upon receipt of evidence satisfactory to Payor of the loss, theft or destruction of such Note.

5.	Security Interest.

(a)As security for each and every obligation, agreement and covenant of Payor to Holder hereunder, including, without limitation, the payment when due of the full amount due hereunder, the payment of all other amounts from time to time owing under this Note, and the full performance of all obligations of Payor hereunder, Payor hereby assigns and pledges to Holder, and grants to Holder, a security interest and lien on, all of Payor’s right, title and interest in and to the following described property, whether presently existing or hereafter created or acquired and wherever located (collectively, the “Collateral”):

(i)All accounts receivable, contract rights, book debts, debentures, drafts and other obligations and indebtedness arising from the sale, lease or exchange of goods or other property and/or the performance of services, in each case by Payor or any of its subsidiaries;

(ii) All rights in, to and under all purchase orders for goods, services or other property to be delivered by Payor or any of its subsidiaries;

(iii)All rights to any goods, services or other property represented by any of the foregoing (including returned or repossessed goods and unpaid seller’s rights of rescission, replevin, reclamation and rights to stoppage in transit);

(iv) All monies due (or which will become due) to Payor or any of its subsidiaries under all contracts for the sale, lease or exchange of goods or other property and/or the performance of services (whether or not yet earned by performance); and

(v) All proceeds of any of the foregoing and all collateral security and guaranties of any kind given by any person with respect to any of the foregoing.

The terms used to describe such Collateral shall have the meanings assigned by the Uniform Commercial Code as presently enacted in California (the “UCC”); provided that the use of terms which represent only a broader category of items of Collateral (or use of terms which are not defined in the UCC) shall not be deemed to directly or indirectly reduce the more expansive meaning of the terms used in the UCC to define broader categories of such items of Collateral.

Exhibit 10.4

(b)Payor shall be entitled, without any consent or approval by Holder, to exercise as it may deem appropriate any and all rights and privileges to which it is entitled as a holder of record of the Collateral, unless and until an Acceleration Event shall have occurred.  All non‑cash proceeds, any securities or other non-cash property received by Payor in respect of the Collateral, including without limitation any securities or other non-cash property received in exchange for or in addition to the Collateral pursuant to any merger, consolidation or dissolution, shall promptly be delivered in pledge to Holder to be held by Holder and be considered “Collateral” for purposes of this Note.  Until the repayment in full of all principal due under this Note, all proceeds (as defined in the UCC) in respect of the Collateral received by Payor and not pledged or applied as a prepayment in accordance with this Note shall be deemed to be held in trust by Payor and as Collateral hereunder for the benefit of Holder.

(c)Payor shall execute all financing statements, continuation statements, assignments, certificates, deposit account control agreement corresponding to any account in which Collateral is maintained, and other documents and instruments with respect to the Collateral pursuant to the UCC and otherwise as may be necessary or reasonably requested by Holder to perfect or from time to time to publish notice of, or continue or renew the security interests granted hereby (including, without limitation, such financing statements, continuation statements, certificates, and other documents as may be necessary or reasonably requested to perfect a security interest in any additional property or rights hereafter acquired by Payor or in any replacements, products or proceeds thereof), in each case in form satisfactory to Holder. Payor agrees to pay the cost of filing the same in all public offices where filing is necessary or reasonably requested by Holder, and will pay any and all recording, transfer or filing taxes that may be due in connection with any such filing.  Payor grants Holder the right, at any time and at Holder’s option, and at Payor’s expense, to file any or all such financing statements, continuation statements, and other documents pursuant to the UCC and otherwise as Holder reasonably may deem necessary or desirable.

(d)Payor hereby appoints Holder as the Payor’s attorney-in-fact to do any and every act that the Payor is obligated by this Note to do, and to exercise all rights of Payor in the Collateral and to make collections and to execute any and all papers and instruments and to do all other things necessary to preserve and protect the Collateral and to make collections and to protect Holder’s security interest in the Collateral (without any obligation to do so).

6.

Governing Law.  This Note is to be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of Payor and the Holder.  All disputes and controversies arising out of or in connection with this Note shall be resolved exclusively by the state and federal courts located in Orange County in the State of California, and each of Payor and the Holder hereto agrees to submit to the jurisdiction of said courts and agrees that venue shall lie exclusively with such courts.

7.

Amendment.  Any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of Holder.

Exhibit 10.4

8.

Notices.  Except as may be otherwise provided herein, all notices or other communications hereunder shall be in writing and shall be deemed given upon delivery if delivered personally, two business days after mailing if mailed by prepaid registered or certified mail, return receipt requested, or upon confirmation of good transmission if sent by email, addressed as follows:

(a) If to Holder, to: Name: Address: Email:	(b) If to Payor, to: Smith Micro Software, Inc. 51 Columbia Aliso Viejo, CA 92656 Attention: Timothy C. Huffmyer Email: thuffmyer@smithmicro.com
9.

Expenses.  If any action at law or in equity is necessary to enforce or interpret the terms of this Note, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

10.

Attorneys’ Fees.  If any action at law or in equity is necessary to enforce or interpret the terms of this Note, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

11.

Severability.  If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

12.

Delivery.  This Note, to the extent signed and delivered by means of a facsimile machine or PDF attachment to electronic mail, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

[Signature follows on next page]

Exhibit 10.4

IN WITNESS WHEREOF, Payor has caused this Secured Promissory Note to be duly executed by its officer, thereunto duly authorized as of the date first above written.

SMITH MICRO SOFTWARE, INC.

By: /s/ William W. Smith, Jr.

Name:  William W. Smith, Jr.

Title:  Chairman of the Board, President and Chief Executive Officer